UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

KemPharm, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Crosspark Road, Suite E126 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01          Changes in Registrant's Certifying Accountant.

(a)     On March 23, 2017, KemPharm, Inc. (the “Company”) dismissed Ernst & Young LLP (“EY”) as the Company's independent registered public accounting firm. The dismissal of EY was approved by the Audit Committee (the "Audit Committee") of the Board of Directors of the Company.

The reports of EY on the financial statements of the Company for the fiscal years ended December 31, 2016 and 2015, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph for the adoption of new accounting standards.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2016 and 2015, and in the subsequent interim period from January 1, 2017 through March 23, 2017, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with EY on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their reports.

During the Company’s fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through March 23, 2017, there have been no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided EY with a copy of the disclosures in this Form 8-K prior to its filing with the Securities and Exchange Commission (the "Commission") and has requested EY furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 28, 2017, is filed as Exhibit 16.1 to this Form 8-K.

(b)     On March 23, 2017, in connection with the Company's dismissal of EY, the Company appointed RSM US LLP (“RSM”) as its new independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2017, contingent upon completion of RSM's acceptance procedures. If RSM does not accept retention as the Company's independent registered public accounting firm, the Company will amend its Report. The change was the result of a competitive bidding process involving several accounting firms. The decision to retain RSM was approved by the Audit Committee.

During the Company's fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through March 23, 2017, neither the Company nor anyone on its behalf has consulted with RSM regarding (i) the application of accounting principles to a specific transaction, either completed or proposed or (ii) the type of audit opinion that might be rendered on the Company's financial statements and, neither a written report nor oral advice was provided to the Company that RSM concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iv) any “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
16.1	Letter to Securities and Exchange Commission from Ernst & Young LLP, dated March 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KemPharm, Inc.

Date: March 28, 2017	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
16.1	Letter to Securities and Exchange Commission from Ernst & Young LLP, dated March 28, 2017.